AMENDED PROMISSORY NOTE

$4,480,000                                                        August 1, 2005

     After date, without grace, for value received, ZANN CORP., a Nevada corporation (the "Maker") hereby promises to pay to the order of CHARLES DUKE and JONATHON DEREK SELTZER, jointly (collectively, the "Payee") the original principal amount of $4,480,000 bearing no interest. All payments of principal hereunder are payable in lawful money of the United States of America c/o Donald
J. Harrell, Esq. at 1776 Ringling Boulevard, Sarasota, Florida 34236, or such other place as the Payee may designate in writing to the Maker.

     The principal of this Note shall be due and payable as follows:

     (a)     $620,000 on December 31, 2005;

     (b)     $1,060,000 on March 31, 2006; and

     (c)     $2,800,000 on August 7, 2006.

     If this Note is not paid at maturity, however maturity may be brought about, all principal due on the date of such maturity shall bear interest from the date of such maturity at the rate of six percent per annum.

     Any interest on this Note shall be computed for the actual number of days elapsed and on the basis of a year consisting of 360 days, unless the maximum legal interest rate would thereby be exceeded, in which event, to the extent necessary to avoid exceeding such maximum rate, interest shall be computed on the basis of the actual number of days elapsed in the applicable calendar year in which it accrued. It is the intention of the Maker and the Payee to conform strictly to applicable usury laws. It is therefore agreed that (i) the aggregate of all interest and other charges constituting interest under applicable law and contracted for, chargeable or receivable under this Note or otherwise in connection with this loan transaction, shall never exceed the maximum amount of interest, nor produce a rate in excess of the maximum contract rate of interest the Payee may charge the Maker under applicable law and in regard to which the Maker may not successfully assert the claim or defense of usury, and (ii) if any excess interest is provided for, it shall be deemed a mistake and the same shall be refunded to the Maker or credited on the unpaid principal balance hereof and this Note shall be automatically deemed reformed so as to permit only the collection of the maximum legal contract rate and amount of interest.

     This Note may be prepaid in whole or in part at any time without premium or penalty by the Maker. Prepayments shall be applied to installments of principal in the inverse order of maturity so that they will pay the last maturing principal installments first, and these payments will not reduce the amount or time of payment of the remaining installments.

     Except as provided herein, the Maker and each surety, endorser, and guarantor waives all demands for payment, presentations for payment, notices of intention to accelerate maturity, notices of acceleration of maturity, protests, notices of protest, grace, and diligence in the collection of this

Note, and in filing suit hereon, and agrees that its liability for the payment hereof shall not be affected or impaired by any release or change in the security or by any extension or extensions of time of payment.

     Any check, draft, money order or other instrument given in payment of all or any portion of this Note may be accepted by the Payee or any other holder hereof and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of the Payee or any other holder hereof, except to the extent that actual cash proceeds of such instrument are unconditionally received by the Payee or any other holder hereof and applied to the indebtedness as herein provided.

     In the event of default in the payment of this Note or under any instrument executed in connection with this Note, the Maker agrees to pay on demand all costs incurred by the Payee (i) in the collection of any sums, including, but not limited to, principal, interest, expenses, and reimbursements due and payable on this Note, and (ii) in the enforcement of the other terms and provisions of this Note or any instrument security payment of this Note, whether such collection or enforcement be accomplished by suit or otherwise, including the Payee's reasonable attorney's fees.

     It is agreed that time is of the essence of this Note, and upon the failure of the Maker to cure an event of default within 30 days after receipt of notice from the Payee or other holder of such failure, the Payee may declare the whole sum of the principal of this Note remaining at the time unpaid, together with the accrued interest, charges, and, to the extent permitted under applicable law, costs and reasonable attorney's fees incurred by the Payee in collecting or enforcing the payment thereof, immediately due and payable without further notice, and failure to exercise said option shall not constitute a waiver on the party of the Payee of the right to exercise the same at any other time.

     Any check, draft, money order or other instrument given in payment of all or any portion of this Note may be accepted by the Payee or any other holder hereof and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of the Payee or any other holder hereof, except to the extent that actual cash proceeds of such instrument are unconditionally received by the Payee or any other holder hereof and applied to the indebtedness as herein provided.

     This Note is expressly subject to and governed by all of the terms and conditions contained in that certain Stock Purchase Agreement dated June 27, 2005 (the "Stock Purchase Agreement") by and between Robert C. Simpson ("Simpson"), or ZANN Corp., as his nominee, and the Payee, the controlling stockholders of Sartam Industries, Inc., a Florida corporation ("Sartam"), that certain Escrow Agreement dated of even date therewith by and between Simpson and the Payee and Burgess, Harrell, Mancuso, Olson & Colton, P.A., and the Consulting Agreements described in the Stock Pledge Agreement. In addition, the payment of this Note is secured by and subject to that certain Stock Pledge Agreement of even date therewith (the "Stock Pledge Agreement") by and between Simpson and the Payee covering 1,795,250 shares of the issued and outstanding common stock, par value $0.01 per share, and 164,601 shares of the issued and outstanding convertible preferred stock, second series, par value $0.01 per share, in Sartam (collectively, the "Sartam Stock"). It is understood and agreed that on July __, 2005, Simpson assigned to ZANN Corp., the Maker herein, as provided in the Stock Purchase Agreement (the "Assignment"), all of his right, title, and interest in and to the Sartam Stock. As a result of the Assignment, Simpson was relieved of any and all liability with respect to this Note, the Stock Purchase Agreement, the Stock Pledge Agreement, the Escrow Agreement, the Consulting Agreements, or any other instrument or obligation in connection therewith, and all provisions of this Note, the Stock Purchase Agreement, the Stock Pledge Agreement, the Escrow Agreement, the Consulting Agreements are deemed to have been so modified.

     In the event of any conflict between the terms of this Note, the Stock Purchase Agreement, the Stock Pledge Agreement, the Escrow Agreement, and the Consulting Agreement, the terms of the Stock Purchase Agreement shall control. However, as above described, the Assignment provided that ZANN Corp. was fully substituted for Simpson with respect to this Note, the Stock Purchase Agreement, the Stock Pledge Agreement, the Escrow Agreement, the Consulting Agreements, or any other instrument or obligation in connection therewith.

     It is further agreed between the Maker and the Payee that as of the date hereof, the above described Consulting Agreements have been terminated and are of no further force or effect in consideration of the execution of this Note.

     This Note is given in renewal and extension of the sum of $4,480,000 left owing and unpaid by the Maker upon that one certain promissory note in the original sum of $4,480,000, dated June 27, 2005, executed by Simpson, and payable to the order of the Payee, more fully described in and secured by a security interest described in the Stock Pledge Agreement covering the Sartam Stock, which security interest is hereby expressly acknowledged by the Maker to be a valid and subsisting security interest against the Sartam Stock, and it is expressly agreed that said security interest is hereby, renewed, extended, and continued in full force and effect to secure the payment of this Note.

     This Note shall be governed by and construed in accordance with the laws of the State of Florida and applicable federal law.

ZANN CORP.

By:
    ------------------------------
Robert C. Simpson, President


----------------------------------            ----------------------------------
CHARLES DUKE (Payee)                          JONATHAN DEREK SELTZER (Payee)